Exhibit 99.1

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CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries Inc - VP, Corporate Communications and IR

 John McConnell Worthington Industries Inc - Chairman, CEO

 Andy Rose Worthington Industries Inc - VP, CFO

 George Stoe Worthington Industries Inc - President, COO

 Richard Welch Worthington Industries Inc - Controller

 Bob McMaster Worthington Industries Inc - Senior Financial Advisor

CONFERENCE CALL PARTICIPANTS

 Martin Englert Jefferies & Co. - Analyst

 Nate Carruthers Steel Market Intelligence - Analyst

 Kevin Money Cleveland Research Company - Analyst

 Tim Hayes Davenport & Company - Analyst

 Richard Garchitorena Credit Suisse - Analyst

 Mark Parr KeyBanc Capital Markets - Analyst

 Charles Bradford Bradford Research - Analyst

 Chelsea Bolton Goldman Sachs - Analyst

 Michelle Applebaum Steel Market Intelligence - Analyst

 John Tumazos Very Independent Research, LLC - Analyst

 David Lipner Millennium - Analyst

 PRESENTATION

Operator

 Ladies and gentlemen, good afternoon, and welcome to the Worthington Industries third-quarter earnings results conference call. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd like to introduce Ms. Cathy Lyttle, Vice President in Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries Inc - VP, Corporate Communications and IR

 Thanks, Greg. Good afternoon, everyone. Welcome to our third-quarter earnings conference call. As a reminder, certain statements made on this call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please refer to the Company's third-quarter earnings release issued this morning for more detail on those factors that could cause actual results to differ materially. For anyone interested in listening to this call again, a replay will be made available on our Company website. On the call today are John McConnell, Chairman and Chief Executive Officer; George Stoe, President and Chief Operating Officer; Andy Rose, Vice President and Chief Financial Officer, Bob McMaster, Senior Financial Advisor; and Richard Welch, Controller. John McConnell has some opening comments.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Cathy, thank you, and good afternoon, everyone. We certainly appreciate you being on the call with us today. We are pleased with our third-quarter performance. As there were last quarter, there are a number of moving parts in our year-over-year comparisons as we continue to reshape and improve our platform. We've made significant progress in replacing revenues lost from the deconsolidation of our Metal Framing and Automotive Body Panel segments. This resulted from strong top-line performances in both our steel and cylinder segments, and of course, the addition of Angus, acquired in December of last year. Earnings did not keep pace, particularly in Cylinders, where several factors impacted the results, which Andy will review with you in his comments. Overall, we remain confident in our direction, and I am pleased with our team's execution. Now, Andy and George will walk you through this quarter in more detail.

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Andy Rose - Worthington Industries Inc - VP, CFO

 Thanks, John. Earnings per share before restructuring of $0.40 were up 11% compared to the prior year, but were up 32% when you exclude the impact of inventory holding gains and losses. During the current quarter, an inventory holding loss of $0.01 per share compares to a gain of $0.05 in the prior-year period, half of which was in the Metal Framing business, which is no longer a consolidated entity. In Steel Processing, volumes during the quarter were up 21%, benefiting from strong automotive volumes and toll processing activity. Volumes in Cylinders were up 14% for the quarter, aided by acquisitions. A third quarter was hampered by very low volumes and operating income in December, but January and February improved to expected levels. Cylinders continued to experience some higher manufacturing costs in the form of higher wages and input costs for steel and propane, elevated fees from acquisitions, and higher corporate allocations during the period. For the quarter, the business unit had $2 million in additional corporate allocations as compared to last year, $1.2 million in one-time purchase accounting and transition fees from the Coleman acquisition completed in December of 2011 and another $1 million of operating losses related to two acquisitions completed within the last year, STAKO and Nitin.

Cylinders' current run rate and backlog are strong, and we expect cylinder margins to recover in the coming quarter. Many of you are also aware that we took a $6.5 million after-tax reserve in the second quarter for a recall related to our 14-ounce Mapp-Pro Cylinders. The reserve was identified after our second-quarter earnings had been released but before we filed our 10-Q in January and therefore was recorded in our second-quarter financial statements as filed with the SEC. The recall should be substantially complete by the end of the fourth quarter or thereabouts. There were no additional charges in the current quarter, and we continue to believe the reserve we have taken to be adequate.

Engineered Cabs performed well during January and February and would have generated roughly $3 million of operating income for the two months we owned it had we not been burdened with purchase accounting, inventory write-ups, deal-related expenses, and increased amortization. The business is performing well, integration is on schedule, and several sizeable new business opportunities have already been identified. Operating income for the other category was a $4.7 million loss for the quarter, driven by $2.5 million in legal accruals related to litigation claims, as well as $1.5 million in losses related to the global construction group. Equity income from our joint ventures was up 42% over last year to $24 million. WAVE continues to perform well, and other strong contributions came from ClarkDietrich at $2.6 million, TWB at $2.2 million, and ArtiFlex at $1.4 million. We received dividends of $72 million during the quarter from the JVs, including the $50 million special dividend from WAVE.

Net cash generated from operating activities for the quarter was $87.4 million, driven by higher EBITDA and lower working capital. The Company deployed $5.8 million for capital projects, $204 million for the acquisition of Angus and Coleman, and $8.3 million in dividends to shareholders. There were no share repurchases during the quarter. Yesterday, we were notified by Moody's of a downgrade to Baa3 stable outlook on our unsecured debt rating. This is particularly surprising, since only three weeks ago, S&P reaffirmed our BBB stable rating. In addition, our business has improved considerably over the past three years to the point where our trailing 12-month EBITDA on a pro forma basis is approaching $300 million. Leverage is below 2 times, and we are forecasting strong cash flows during the coming quarters, all metrics that merit maintaining our credit rating.

We weathered the most severe recession in 80 years without violating our bank covenants and maintained strong positive cash flows throughout the period. Our credit facilities remain strong and the largest, which is yet to go current, is our $400 million revolver. It will be renewed and extended shortly with our supportive bank group led by J.P. Morgan and PNC. Our $150 million asset securitization renews annually in January, as it has over the past several years. We have more than ample liquidity, with approximately $250 million in available capital at very low interest rates, in addition to $35 million in available cash. Our businesses are performing well and improving through our own actions involving transformation, acquisitions, and portfolio repositioning, as well as the improvement in the general economy. Our Company is financially strong, with significant access to capital and very well positioned to continue accelerating our earnings and cash flow as we go forward. I'll now pass the call to George Stoe, who will discuss operations.

 George Stoe - Worthington Industries Inc - President, COO

 Thank you, Andy. Both bookings and shipments were strong for our Steel Processing business during our third fiscal quarter. Direct volume was 12% higher, and total volume was 32% higher in the same quarter of the previous year. The automotive business remains very strong, with the annual build rate forecasted at 14 million to 15 million units, up 12% to 15% from 2011. The transformation efforts we began a few years ago have now transitioned into work within our Centers of Excellence. This process has allowed us to institutionalize the improvements throughout our Steel Processing business, while improving our efficiency and effectiveness at all locations. Our Centers of Excellence are now actively engaged inside our Cylinders business, bringing the same level of sophistication and experience that was so successful within our Steel Processing business. We're approximately a third of the way through the processing cylinders and have already identified numerous opportunities for operational improvements.

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Seasonally, we are moving into the strongest time of the year for our Cylinders business. This year's no exception, as our incoming order rates and backlog are very strong in most product lines. You may have heard or read that we had a recall in one of our specific product lines, our 14-ounce propylene-filled cylinders. This was the result of a faulty valve that, in some cases, allowed minute amounts of the propylene to escape when the torch was removed from the cylinder. We worked voluntarily with the Consumer Product Safety Commission and equivalent agencies around the world, and I'm pleased to report the problem is substantially behind us. Our people did an outstanding job of responding to the matter in a careful, thoughtful, and professional manner.

Our newest acquisition, Angus, is off to a strong start as part of the Worthington family. Our first two months of ownership saw the business generate $40 million in sales and $3 million in operating income before purchase accounting adjustments. Their order book remains strong as we see strength in the agricultural, mining, and construction aspects of the Engineered Cabs business. We have several pending opportunities, both domestically and internationally, that we are pursuing. Our JV results are not always as apparent, because they are below the operating income line. However, their contributions are becoming an increasingly important part of the overall picture of Worthington. The total revenues from the JVs will approach $1.7 billion in 2012, while operating income will be more than $200 million.

We continue to see strong results from our JVs. WAVE has enjoyed increased revenues and profits from the same period of last year. TWB is enjoying the results of strong automotive demand and has seen both revenues and income increase over the same timeframe as last year. Serviacero has experienced a significant increase in both revenues and profits as the Mexican market continues to gain strength. As most of you know, we announced the construction of a new pickle line in Monterrey that is in progress. It is on schedule and budget, and we anticipate that it will be operational this summer.

The JV we formed between International Tooling Solutions and Gerstenslager has an been outstanding success. ArtiFlex, with their unique capabilities in die production and stamping expertise, is exceeding the goals we established for it when we formed the venture. They have a strong backlog and many new opportunities in the pipeline. We're now a full year into the combination of Clark Western and Dietrich. They've done an outstanding job of operating in a very challenging commercial construction market. The formation of the JV has been one of those situations that you always hope for when combining two businesses. One plus one actually equals more than two. Our focus has not wavered. We remain committed to increasing our margins, reducing our volatility, and enhancing our shareholders' value. I'll now turn the call back to John McConnell for his closing comments.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 George and Andy, thank you very much. At this point, we'll be happy to take any questions you might have.

 QUESTION AND ANSWER

Operator

(Operator Instructions)

Martin Englert, Jefferies & Company.

 Martin Englert - Jefferies & Co. - Analyst

 In the release, you noted within the SG&A line, it included some legal expenses and transaction fees. I understood these to be in addition to the other one-time charges that you had noted in the release, is that correct?

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 Andy Rose - Worthington Industries Inc - VP, CFO

 Yes.

 Martin Englert - Jefferies & Co. - Analyst

 Would you be able to provide some more color as to what fees were included in there, what segments were impacted?

 Andy Rose - Worthington Industries Inc - VP, CFO

 I'm not sure I'm following your question.

 Martin Englert - Jefferies & Co. - Analyst

 You had three specific one-time charges that were called out in the release that totaled just under $7 million, I believe, but then you also detailed that there were other legal expenses and also those related to the transaction that were within SG&A. How much of that was additional one-time charges included in that?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Could you, even though we wrote the release, could you call out the three that were in there?

 Martin Englert - Jefferies & Co. - Analyst

 Sure. There was consulting expenses of about $956,000, about $1.8 million also with the wind-down of Metal Framing, and then there was also the $4.2 million with the purchase accounting.

 Richard Welch - Worthington Industries Inc - Controller

 The $1.8 million, if you -- there's a schedule on the back that came with the news release that talks about the joint venture transaction. You could see the $1.8 million is in the Metal Framing segment. $950,000 was in the other segment, which those are just restructuring charges. And then the $4.2 million was additional charges related to the acquisition of Angus, and those are included in the Engineering Cabs segment.

 Martin Englert - Jefferies & Co. - Analyst

 Okay, the question was pertaining to were there any additional one-time charges beyond those that were detailed there?

 Andy Rose - Worthington Industries Inc - VP, CFO

 Yes, there was a legal accrual of $2.5 million.

 Martin Englert - Jefferies & Co. - Analyst

 All right. If I could, one other question. Looking forward within Steel Processing, can you talk about your expectations on the fiscal fourth quarter, as far as pricing, margin, and volume trends there?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 As I commented in the release, I think we're going to see continuation of what we've seen, which is a moderate increased volumes. It will not be solidly across the board. It'll be a little up and down, but overall, increased volumes. Indications have been that pricing will fall during the fourth quarter, though not so much, is what we believe will happen.

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Martin Englert - Jefferies & Co. - Analyst

 You expect your average prices will fall during the quarter?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I believe that raw material input costs will fall during the quarter.

 Martin Englert - Jefferies & Co. - Analyst

 Okay, that's helpful. Thank you, and congratulations on the good results.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you very much.

Operator

 Nate Carruthers, Steel Market Intel.

 Nate Carruthers - Steel Market Intelligence - Analyst

 Great quarter.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you very much.

 Nate Carruthers - Steel Market Intelligence - Analyst

 Can you elaborate on some of the sizeable business opportunities that you're seeing in the Engineered Cabs business? And give us an idea of the growth potential you see in that space compared to the pressure cylinder space, since you've been growing there so much recently?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 George has worked most closely with them, so I'm going to let him answer that.

 Nate Carruthers - Steel Market Intelligence - Analyst

 Okay, thank you.

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George Stoe - Worthington Industries Inc - President, COO

 Nate, I think that the best way to put this is obviously the largest customers we have in that space are the people that you would normally associate in that marketplace, and that would be people like Caterpillar and John Deere. And both of those companies are very aggressively expanding offshore into South America and into Asia, and we've had some discussions with them about how we might participate with them along the way. We are analyzing those now and trying to determine which of those will make sense for us and for them.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 In simple terms, it was a running horse we're trying to mount as quickly as possible because those conversations were underway. I don't think you'll find, though I'm not certain when I say this, on a percentage basis, on a relative basis within Angus, that this will equal the kind of growth that you've seen in Cylinders over the years, and certainly recently, but good growth nonetheless and profitable growth.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Organic growth --

 Nate Carruthers - Steel Market Intelligence - Analyst

 Okay, and do you have an idea on the timing of those projects, the possible opportunities?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I think if you see us go forward, it will certainly be within the next nine months we'll be making decisions, and probably a little sooner than that, but that's a comfortable timeframe to look at and consider.

 Nate Carruthers - Steel Market Intelligence - Analyst

 Okay. Thank you very much.

Operator

 Kevin Money, Cleveland Research.

 Kevin Money - Cleveland Research Company - Analyst

 I was hoping you could give some color on what you're seeing in the European cylinders business?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 It has improved over last year. It is relatively static as far as income goes. We've got a couple divisions losing a little bit. We've got a couple breaking even, and we've got some making just a little bit. So it's holding its own right now, which is better than where it was a year ago. And we look forward to continued improvements in the European economy. We look forward to a more robust alternative fuels market as that continues to improve and take off. So overall, again, relative to a year ago, pleased with where we are. Got some work to do and need help from the economy and demand.

 Kevin Money - Cleveland Research Company - Analyst

 My other question was on M&A. Could you comment on what you're seeing in the pipeline, as well as general uses of cash going forward?

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Andy Rose - Worthington Industries Inc - VP, CFO

 I would say generally the pipeline there's consistently a number of transactions in our pipeline in various stages of evaluation. We've been pretty active, as you know, over the past couple years, completing almost one transaction per quarter, or at least every two quarters, and this quarter was no different. We actually closed two transactions in the quarter with Coleman and Angus. I would say there's a high likelihood within the next couple of quarters that we probably continue to get close on transactions and hopefully get them over the goal line. But as you know in the M&A business, until a deal is done, it's never done. What I would say is continue to expect similar behavior as you've seen over the past couple years from us.

 Kevin Money - Cleveland Research Company - Analyst

 Great. Thanks, guys.

Operator

 Tim Hayes, Davenport & Company.

 Tim Hayes - Davenport & Company - Analyst

 A couple questions. First on the cash flow, it seemed like you generated a lot of -- I think about $30 million from working capital, even though sales were up sequentially. Could you explain why that was?

 Andy Rose - Worthington Industries Inc - VP, CFO

 Why from working capital?

 Tim Hayes - Davenport & Company - Analyst

 Yes.

 Andy Rose - Worthington Industries Inc - VP, CFO

 I think it's a combination of steel prices have been flat to down, and I would say it's also the fact that our steel company in particular, because of their transformation efforts, are doing an outstanding job of managing inventories and achieving very high, as high as 95% on-time delivery, and using less inventory to do it.

 Tim Hayes - Davenport & Company - Analyst

 Okay, and then within Steel Processing, it seemed from the numbers that perhaps, I hate to use this term, but the mix was a little less rich in the quarter. Was that the case, given the volumes were so strong, but the revenues didn't seem to quite go up as much, if I was reading that correctly?

 Andy Rose - Worthington Industries Inc - VP, CFO

 One of the things you're seeing is strong toll processing activity. The last couple of quarters, we've had a higher percentage of toll business.

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 George Stoe - Worthington Industries Inc - President, COO

 Tim, in my comments, our direct business was up 12% year-over-year, but the toll business was up 32%, so that certainly explains part of that.

 Tim Hayes - Davenport & Company - Analyst

 Thank you. Okay.

Operator

 Richard Garchitorena, Credit Suisse.

 Richard Garchitorena - Credit Suisse - Analyst

 First question, I was wondering if you could give us a little more detail on Andy's comments on the Pressure Cylinders business. You expect margins to improve in the coming quarter. Is that expected to be from a mix shift or improving price trends, or what's going to drive that?

 Andy Rose - Worthington Industries Inc - VP, CFO

 There's been a number of factors that have been impacting Cylinders' margins, to include for the last couple quarters, they've had higher manufacturing costs, some higher input costs. You heard me reference higher steel costs, and they do have the ability to pass through steel costs, and often all of their raw material input costs, but it takes a quarter or two depending on the reset mechanism. The other thing that's been going on is there has been one-time charges. You heard me mention some of the acquisition M&A fees. Some of those are just deal fees. Some are transition services fees, where we're paying fees to the Company -- the parent of the Company that we've acquired to facilitate an orderly transition. And then the final component is just because of the joint venture transactions last year. Where we moved businesses out, there have been additional corporate overhead allocations applied to Cylinders, so that the combination of those three things have been weighing down Cylinders' operations.

 George Stoe - Worthington Industries Inc - President, COO

 Richard, the other thing that I would say is for the month of December, our volume in the cylinder business was a little lighter than we anticipated that it would be. We've seen a good recovery coming back in January and February, and beyond that, the order book is very, very strong going forward.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Particularly in North America.

 George Stoe - Worthington Industries Inc - President, COO

 Right.

 Tim Hayes - Davenport & Company - Analyst

 Great, thanks.

Operator

 John Tumazos, Very Independent Research. And Mr. Tumazos's line is disconnected. Mark Parr, KeyBanc.

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Mark Parr - KeyBanc Capital Markets - Analyst

 One question on the cylinder side, could you talk a little bit about your current position in high-pressure cylinders for the transport market in terms of natural gas, compressed natural gas? And also what sort of plans you may have for high-pressure cylinder opportunities in home healthcare applications?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 We feel very good about our positioning for the transportation markets and high-pressure natural gas. We have SEC here in, I said that wrong -- SCI here -- and excuse me, in North America and we are in STAKO in Poland and Nitin in India. So we think we've covered our bases pretty well, and not all cylinders are made in each of those places, but between them, we cover really everything but the cryogenic tanks in this market. We feel really good about our positioning and about the future of this, because it just makes so much sense with the abundance of natural gas and almost-completed infrastructure. You've got kind of the last mile to get the gas stations. Home use, if you have it now, is available to have a refill station at home. So there's a lot of positives behind this, including -- and largely it's price is -- beyond being a clean fuel, it's price, because of its abundance is going to remain low for some time. Again, I think we're well positioned, and it makes a lot of sense.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Can you talk a little bit about what sort of share of the market or where you are really seeing opportunities to grow? Is it really just still strictly a municipal market, or do you really think this has the potential to take off for consumer and more traditional over-the-road applications?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 It is largely still a fleet market today, but I think there's a lot of that market yet to be developed. So to answer to your first question about share, I think this market remains such a small market, it's hardly worth talking about share. But I think from a share standpoint, we're well positioned both here and worldwide, because we can deliver what a customer needs anywhere in the world with our capabilities. Again, we feel very good about that. Can it become a consumer market? I believe so. You just saw Ford announce that they're going to make some production pick-up trucks set up for natural gas. Honda had been the only previous company that I'm aware of that made production vehicles consuming natural gas, so this is, I think, a big step forward. There aren't a lot of them they are going to make, but it's a big step forward to make them on a production basis --

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 As opposed to a conversion basis.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes, okay. All right. I appreciate that color. I had another question for Andy. Do you -- can you break down the $4.2 million in purchase accounting between material costs and SG&A?

 Andy Rose - Worthington Industries Inc - VP, CFO

 I can. About $3.6 million is inventory write-up.

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Mark Parr - KeyBanc Capital Markets - Analyst

 Okay.

 Andy Rose - Worthington Industries Inc - VP, CFO

 About another $700,000 is transaction fees.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay, terrific. Thanks very much guys, and congratulations on the great results.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you. And Mark, one other thing I'd throw out on this, I believe we're extremely well positioned. We did so without the use of a lot of capital. I think that's something to keep in mind is this is -- I think we remain profitable in these businesses if it doesn't catch fire, but for small capital, we're prepared for it if it does, so --.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Are you guys providing steel tanks into that market? Or are they composite aluminum? What are they? What's the material?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 They are all of those things. We make all -- everything that this market desires except cryotanks at this moment, and that's an area we are heavily exploring.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. All right. Terrific. Thanks, John.

 Operator

 Charles Bradford, Bradford Research.

 Charles Bradford - Bradford Research - Analyst

 Could you talk a little bit about the processing plant sale to Precision Strip? I think that was part of the Dietrich or Clark Western system?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 It wasn't, but it was all tangled up in the same transaction. Those were steel assets that came along from the same parent that had Clark Metal Framing, and we closed two out of three plants. We left Vonore open, thinking, we wanted to make sure it was there as an option if it did fit with our Southern strategy. We have since decided it does not and made a sale to Precision Strip, as you saw.

 Charles Bradford - Bradford Research - Analyst

 Was the proceeds meaningful at all?

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Andy Rose - Worthington Industries Inc - VP, CFO

 $6.2 million.

 Charles Bradford - Bradford Research - Analyst

 That's not too bad. I'd like to get some clarification, if you don't mind, on the comment about raw-material costs. I believe you said they would be coming down. Yet most recently, a number of the mills have been announcing price increases, at least for flat-rolled steel. Are you implying that they're not achieving their increases?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I would say in the short run, the pricing is going to fall, though I don't believe this is counter to any price increases, which I believe are more aimed into the following quarters. Some of them might have announced some things. I'm not going to talk -- I'm not sure of the timing of all of this. I think clearly, for the next couple months, we'll see prices down modestly.

 Charles Bradford - Bradford Research - Analyst

 Because you know better than I do there are always timing issues with announcements, and backlogs and what have you.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Yes.

 Charles Bradford - Bradford Research - Analyst

 So thank you very much.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Yes, sir.

Operator

 Chelsea Bolton, Goldman Sachs.

 Chelsea Bolton - Goldman Sachs - Analyst

 Quick question on the Angus business. So on an adjusted basis, you did 7% operating margin for the quarter. Is this about where we should look at it going forward, or will it get a bit higher than that?

 Andy Rose - Worthington Industries Inc - VP, CFO

 I would say -- are you adjusting for the one-time charges? Is that what you're doing?

 Chelsea Bolton - Goldman Sachs - Analyst

 Yes, exactly.

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Andy Rose - Worthington Industries Inc - VP, CFO

 That's pretty consistent with what we anticipate going forward. I think that's what we were trying to do is give you some guidance on that.

 Chelsea Bolton - Goldman Sachs - Analyst

 Okay. My other question is with the Vonore plant announcement out this week that you're selling the Vonore plant to RS, and then you guys have solid opportunities in pipe in Angus. Are you looking more towards the manufacturing-side type businesses than the steel-type businesses going forward, or how are you guys looking at that growth-wise?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 We're not limiting ourselves in our view in either one of those circumstances. We were probably somewhat more -- got a little bit of a lien towards things other than Steel Processing, but certainly don't eliminate that from our future view.

 Chelsea Bolton - Goldman Sachs - Analyst

 Okay. Thanks a lot, guys.

 Bob McMaster - Worthington Industries Inc - Senior Financial Advisor

 You got to put Vonore in perspective. This was not a big operation. This is not a big deal for us. It just wasn't a good thing. So don't read too much into selling a steel plant.

Operator

 Michelle Baplion, Steel Marketing.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. It's actually Michelle Applebaum from Steel Market Intelligence. I wanted to ask you, there's been some recent investment by a steel mill and one of your competitors. And I was just wondering have you seen any impact in that in terms of your business, availability of steel, competitive behavior, anything like that? Its been two years or one year?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I think two, and that's why I was going to ask you to clarify recent, just to make sure I knew what we were talking about.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Yes, I just want to --

 John McConnell - Worthington Industries Inc - Chairman, CEO

 The answer to your question, we have not seen that at all.

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Michelle Applebaum - Steel Market Intelligence - Analyst

 You haven't seen any impact at all?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 No.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 It's transparent?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 To the best I can tell you, it's transparent. I can't see in their books and know exactly what's going on there, but we have not seen a change in the market presence in the way they go to market.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Yes, I was going to say there was a recent presentation at a conference where people were bringing that up again, that mills might be looking at service-center processor types of companies, and I was just wondering what your view is on that, and if you think there's going to be more of that?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 No, this was a much hotter topic in our world maybe five or six years ago. To my knowledge, the one mill that has made a move in this way is the only one that had interest in doing so. In the other conversations that I've had, it's not there, not a warm topic. I think some that used to have turned their resources, for the moment anyway, elsewhere, it's just not high on anybody's plate that I can tell.

 George Stoe - Worthington Industries Inc - President, COO

 Michelle, the one other that I would say about that is back when that announcement was made, there was a fair amount of concern in the marketplace about what impact that would have on the supply into our marketplace by that particular mill. And I think that that has been fairly well put to rest. I think that from our standpoint, our volume at that mill actually went up after the transaction was completed, so we didn't notice any difference or anything that we thought had a negative impact on us at all.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 That's great. I remember at the time, that's exactly what you said would happen, so your confidence was rewarded.

 George Stoe - Worthington Industries Inc - President, COO

 Thank you very much.

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 Michelle Applebaum - Steel Market Intelligence - Analyst

 Thanks.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you.

Operator

 John Tumazos, Independent Research.

 John Tumazos - Very Independent Research, LLC - Analyst

 How much of the $140.3 million increase in goodwill and intangibles so far this fiscal year is other than Angus, first? And second, could you give us some guidance collectively on the three operating loss items, Engineering Cabs, Metal Framing, and Other, as we go into the next quarter?

 Andy Rose - Worthington Industries Inc - VP, CFO

 Certainly, Engineered Cabs we expect to turn positive. The Cylinder businesses -- Metal Framing, the Metal Framing expenses are winding down. That operation has largely been shut down and liquidated. There's a handful of remaining properties, a couple of which are either closing in these last couple days of March, or have closed. As those properties close, those expenses fall off. So while there may be some tail in the next quarter or two, it should go down dramatically in terms of the losses.

 John Tumazos - Very Independent Research, LLC - Analyst

 And the Other segment?

 Andy Rose - Worthington Industries Inc - VP, CFO

 The Other segment is -- there were two sizeable contributors to that loss this quarter. The first was our epic insurance company had a $2.5 million accrual related to some litigation expenses. While those can and will happen periodically in the future, we don't anticipate that as an ongoing expense, certainly next quarter. And then the other segment that contributed there was our Global Construction Group, which we've talked about somewhat previously is growing their business internationally and is supporting a larger overhead than the amount of revenue and income justifies right now. So while there should be some continuing losses over the next two to three quarters, that business should, we hope, turn profitable. That's the plan as they roll out and continue to add projects internationally.

 John Tumazos - Very Independent Research, LLC - Analyst

 So should we think of the Other and the Framing residual as losing less than $2 million any quarter going ahead, and hopefully swinging to the black from the other businesses?

 Andy Rose - Worthington Industries Inc - VP, CFO

 I don't want to go on a limb and start predicting, John, because if I do that -- We don't give guidance, and if I do that today and it turns out to be different, then I'm going to have to come back and tell you differently, so--.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 John, let me answer it by saying we are confident that that's the case, but the timing of which I'm not going to guarantee to you, because this business gets tugged around. We run into things in our joint venture in China where we still don't have power and running off a small generator while we can. When we get power, we will be able to produce more and other things will happen. Some of this is in the ventures we are playing in at the moment are in places where unforeseen things happen. We're confident that this project and that business will turn around from losing money and -- but exactly when, we won't say.

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 John Tumazos - Very Independent Research, LLC - Analyst

 What do you have to do to keep them from turning out the lights in China?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Well we're working on it.

 George Stoe - Worthington Industries Inc - President, COO

 John, one other thing that I can say that may be helpful to you, Andy mentioned to you that those costs inside Metal Framing are winding down. If you'll recall, when we put the joint venture together, there were eight facilities that we did not contribute into the new joint venture. We have either sold or have under contract to sell six of those facilities, and when we originally did our modeling of trying to do the financial projections for this transaction, we modeled those at probably a 30% to 50% write-off against what we had them on the books for. And we're obviously happy to tell you that those six that we've done, we had a $5 million gain from them. Still have two facilities, one in California and one in Florida, that we've not sold yet, and those are only on the books for $2.5 million. And we expect that we'll probably have a similar success with those, ultimately, as we had with the other six.

 John Tumazos - Very Independent Research, LLC - Analyst

 Could you tell us about the $140.3 million of new goodwill and intangibles? And do you think that rating agency that was confused has a different view of goodwill than you do?

 Andy Rose - Worthington Industries Inc - VP, CFO

 John, sorry. We were discussing that. Can you repeat the last part of your question there?

 John Tumazos - Very Independent Research, LLC - Analyst

 Could you tell us how much of the $140.3 million of goodwill is other than Angus? And do you think the rating agencies look at the goodwill possibly and maybe having a different view of your credit than you do?

 Andy Rose - Worthington Industries Inc - VP, CFO

 In terms -- $100 million of the $140 million is -- Is that right?

 Richard Welch - Worthington Industries Inc - Controller

 Goodwill only increased $60 million, okay, and 70% --.

 John Tumazos - Very Independent Research, LLC - Analyst

 We count intangibles the same as goodwill.

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Andy Rose - Worthington Industries Inc - VP, CFO

 Okay, I think the number you're looking for is $40 million is the goodwill related to Angus.

 John Tumazos - Very Independent Research, LLC - Analyst

 So the other $100 million are the other deals?

 Andy Rose - Worthington Industries Inc - VP, CFO

 Well another $40 million or $50 million is intangibles. And then the rest would be the other deals.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 And to your last comment that the rating agencies look at it different than we do, S&P certainly did not.

 John Tumazos - Very Independent Research, LLC - Analyst

 Thank you.

Operator

(Operator Instructions)

David Lipner, Millennium.

 David Lipner - Millennium - Analyst

 Just wanted to talk about Steel Processing. Given that demand remained steady and steel prices, or your inputs, are sort of falling, is there any opportunity to you to expand margins there going forward?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 We've been expanding margins, and we -- that's really the whole thing we're focused on is expanding margins. I wouldn't say it's going to be because of -- we prefer it's not because of fluctuations in steel pricing. Matter of fact, we're pretty clear on the impacts of that every quarter, whether the good or bad, so that you may eliminate that part of it. So that's one of the things we're working hard to do. But we are working at reducing our costs, and our costs to market, as well as improve on our overall performance with customers and keep a stake in the earning the highest value delivery out there. We're going to continue to work real hard at expanding our margins, though I wouldn't, again, equate it back to whatever happens in steel pricing. That's always very temporary.

 David Lipner - Millennium - Analyst

 So going forward, we should continue to see -- you think we'll continue to see operating profit per ton expansion, based on just --

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 John McConnell - Worthington Industries Inc - Chairman, CEO

 That is our focus, and that is our goal, and that's what we work towards. When we talk about increasing margins and decreasing volatility, we're speaking a lot about this topic, and I believe we will be successful. They may be tenths of a percent at times and almost [inacknowledgeable]. We're going to keep grabbing for every little thing we can.

 David Lipner - Millennium - Analyst

 Great. Thanks, guys.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Thank you.

Operator

 Mark Parr, KeyBanc.

 Mark Parr - KeyBanc Capital Markets - Analyst

 John, I was wondering if you could give us an update on how the integration of Cleveland is coming along, and if that consolidation offers any additional opportunity for additional bottom-line recovery over the next couple quarters?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 The integration of Cleveland is largely complete. They are operated by a single general manager in Columbus and Cleveland. We continue to think there are improvements that we can put in place from our transformation into Cleveland that have not fully translated yet. But the things -- the moving pieces, shared services, management structure, how we take orders, where they're placed, all that has been fully integrated successfully. And from here, it's just going back to what we just talked about as continuing to pick on how do we get our productivity up? How do we get throughput timed up better with inventories? And everything is in line, so that we are delivering on time with the lowest levels of inventory as possible and continue to pick away at our cost structure.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. If I could just ask another question. In terms of the Spartan joint venture with Severstal, is there -- has capacity utilization there continued to remain strong, or has that operation slowed down at all recently?

 John McConnell - Worthington Industries Inc - Chairman, CEO

 I'd say capacity utilization is moderate. I'm not actually sure where it is, about 50% or so? I'm not sure.

 George Stoe - Worthington Industries Inc - President, COO

 No, it's better than that. But I think, Mark, what you're probably referring to is the idea that the Severstal guys are starting up their own line there. I think it's been not as brought up to speed as quickly as they thought it would be. I think that we look out into the future and think that that will have an impact, but we haven't seen much of it yet.

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John McConnell - Worthington Industries Inc - Chairman, CEO

 And they believe they can fill both lines from that standpoint, and so --.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay, appreciate that. Thanks.

Operator

 At this time, there are no further questions.

 John McConnell - Worthington Industries Inc - Chairman, CEO

 Great. Thank you, again, for joining us today. While we are pleased with the progress that we have continued to make, there remains much work in front of us. I'm confident in our ability to improve our performance of our existing businesses as we continue to look for additional acquisitions that fit our aspirations of future growth, decreased volatility, and higher margins. Again, thank you, and we'll look forward to talking to you next quarter.

Operator

 Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T Executive TeleConference. You may now disconnect.

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